UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 16, 2008
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

60 Westview Street, Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 First Amendment to Amended and Restricted Employment Agreement
EX-99.2 Restricted Stock Agreement dated as of September 16, 2008

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 16, 2008, Critical Therapeutics, Inc. (the “Company”) and Scott B. Townsend, the Company’s General Counsel, Senior Vice President of Legal Affairs and Secretary, entered into an amendment (the “Amendment”) to the amended and restated employment agreement, dated November 6, 2007 (the “Existing Agreement”), between the Company and Mr. Townsend. The Amendment will only become effective if the proposed merger (the “Merger”) between Neptune Acquisition Corp., a wholly owned subsidiary of the Company, and Cornerstone BioPharma Holdings, Inc. (“Cornerstone”) is consummated. If the Merger is consummated, the Amendment will be effective from the effective time of the Merger to December 31, 2010. Under the terms of the Amendment, Mr. Townsend will serve as the General Counsel, Executive Vice President of Legal Affairs and Secretary of the Company following the Merger.
The Amendment provides for an increase in Mr. Townsend’s annual target cash bonus as a percentage of base salary from 30% to 35% and an actual annual cash bonus for Mr. Townsend for 2008 of not less than 35% of his base salary if he remains an employee in good standing through December 31, 2008. Mr. Townsend will continue to receive an annual base salary of $275,000 pursuant to the terms of his Existing Agreement. Mr. Townsend also will be eligible to participate in all of the benefit plans and programs of the Company following the Merger, including a car allowance, as provided to other vice president or executive vice president level executives at Cornerstone. Because it is expected that Mr. Townsend may, for some period of time, continue to reside in Massachusetts following the relocation of the Company to North Carolina, Mr. Townsend also will be reimbursed for related business travel expenses and temporary lodging while in North Carolina and expenses related to a home office in Massachusetts.
The Amendment specifically recognizes that the relocation of the Company to North Carolina constitutes “good reason” under the Existing Agreement. Accordingly, the Amendment provides that if Mr. Townsend’s employment is terminated at any time on or before December 31, 2009 by the Company without “cause,” by Mr. Townsend for “good reason” or because of Mr. Townsend’s death or disability, he or his estate, as applicable, would be entitled to the following payments and benefits pursuant to the terms of the Existing Agreement:
•	a lump sum payment equal to his annual base salary in effect at that time;

•	monthly payments in the amount of 100% of the monthly COBRA premiums for continued health and dental coverage for Mr. Townsend and his dependents, and 100% of the amount of the monthly premiums paid by the Company for life insurance and disability insurance for Mr. Townsend until the earlier of one year after termination or the last day of the first month when Mr. Townsend is eligible for benefits through other employment;

•	a pro rata payment of his target cash bonus in effect in the year of termination;

•	accelerated vesting of 100% of his outstanding unvested stock options and restricted stock; and

•	up to three months of outplacement services, except in the event of Mr. Townsend’s death.
However, the Amendment further provides that (i) if Mr. Townsend resigns for “good reason” prior to December 31, 2009 related to the relocation of the Company from Massachusetts to North Carolina, then the accelerated vesting of his outstanding unvested stock options and restricted stock will not include the restricted stock granted pursuant to the September 2008 Restricted Stock Agreement, as described below, and (ii) if Mr. Townsend’s employment is terminated by the Company without “cause” prior to December 31, 2009, then vesting will accelerate with respect to 35% of the restricted stock granted pursuant to the September 2008 Restricted Stock Agreement, unless such termination is during a “change of control period” relating to a transaction other than the Merger, in which case, the vesting will accelerate with respect to 100% of the restricted stock granted pursuant to the September 2008 Restricted Stock Agreement. Under the Amendment, Mr. Townsend would be entitled to the payments and benefits described above pursuant to the Existing Agreement if his employment is terminated after December 31, 2009 by the Company without cause or by Mr. Townsend for good reason not related to the relocation of the Company.
In connection with the Amendment, on September 16, 2008, the Company also entered into a restricted stock agreement (the “September 2008 Restricted Stock Agreement”) with Mr. Townsend that provides for a restricted stock grant to Mr. Townsend on the first business day after the consummation of the Merger of a number of shares of common stock representing one percent of the Company’s outstanding equity, on a fully diluted basis, after giving effect to a proposed reverse stock split of the Company’s common stock and the Merger, subject to the terms of the September 2008 Restricted Stock Agreement. The September 2008 Restricted Stock Agreement will only become effective if the Merger is consummated. Under the terms of the September 2008 Restricted Stock Agreement, the restricted stock will vest as to 25% of the shares subject to the award on May 1, 2009, 25% of the shares on May 1, 2010, 25% of the shares on May 1, 2011 and 25% of the shares on May 1, 2012.
The foregoing descriptions of the Amendment and the September 2008 Restricted Stock Agreement are not complete and are qualified in their entirety by reference to the Amendment and the September 2008 Restricted Stock Agreement, which are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2008	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Thomas P. Kelly
Thomas P. Kelly
Chief Financial Officer and Senior Vice President of Finance and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to Amended and Restated Employment Agreement, dated as of September 16, 2008, by and between Critical Therapeutics, Inc. and Scott B. Townsend.

99.2	Restricted Stock Agreement, dated as of September 16, 2008, between Critical Therapeutics, Inc. and Scott B. Townsend.